UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2015

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Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 6, 2015, Advanced Energy Industries, Inc. (the “Company”) entered into an accelerated stock repurchase arrangement with Morgan Stanley & Co. LLC (the “Counterparty”) pursuant to a Fixed Dollar Accelerated Share Repurchase Transaction (the “ASR Agreement”) to purchase approximately $50 million of shares of its common stock. The Company previously disclosed in a press release on September 16, 2015 that as part of its capital allocation strategy it plans to repurchase shares, including through an accelerated stock repurchase arrangement.

Under the terms of the ASR Agreement, on November 9, 2015, the Company will pay an initial payment of $50 million to the Counterparty and receive on the same day an initial delivery of approximately 1.4 million shares of the Company’s common stock based on then current market prices. The terms of the ASR Agreement provide for calculation of the final number of shares to be repurchased based generally on the average of the daily volume-weighted average prices of the Company’s common stock during the term of the transaction, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreement. At settlement, under certain circumstances, the terms of the ASR Agreement provide for the Counterparty to deliver additional shares of common stock to the Company, or under certain circumstances, the terms of the ASR Agreement provide for the Company to deliver shares of common stock or to make a cash payment, at its election, to the Counterparty. The ASR Agreement contains certain terms customary for agreements of this type, including provisions for adjustments upon the occurrence of certain corporate transactions or market events and the circumstances under which the ASR Agreement may be extended or terminated early or adjusted in other respects. Final settlement of the transaction under the ASR is expected to occur in the first half of 2016.

The foregoing description of the ASR Agreement is qualified in its entirety by reference to the ASR Agreement, which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The disclosure provided under Item 1.01 above is hereby incorporated by reference.

Forward Looking Statements

This report contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning the Company’s capital allocation strategy and share repurchase program, future events pursuant to the ASR Agreement and any effects, results and other matters relating thereto, including the amount of any transactions thereunder, and other statements that do not relate strictly to historical or current facts. Although the Company’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by known and unknown risks and uncertainties that are difficult to predict or beyond the Company’s control, including, among others, the terms of the ASR Agreement and factors affecting the final number and price of shares to be purchased under the ASR Agreement, including the volume-weighted average stock price of the Company’s common stock and actions by Counterparty to such arrangement, events and transactions that could result in termination of the ASR Agreement and the decision to enter into alternative transactions to those described in this report; the amount of shares purchased under the Company’s share repurchase program (the adoption of which did not, other than through the ASR Agreement, obligate the Company to acquire any specific number of shares), which may be modified and terminated; market conditions; and other risks and uncertainties detailed in the Company’s SEC reports and any other documents that the Company files with the Securities and Exchange Commission (SEC). For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to the Company’s documents filed with the SEC that are available through the company’s website at www.advanced-energy.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. The Company does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Fixed Dollar Accelerated Share Repurchase Transaction, dated November 6, 2015, between Advanced Energy Industries, Inc. and Morgan Stanley & Co. LLC.
99.1	Press release dated November 6, 2015 by Advanced Energy Industries, Inc., announcing “Advanced Energy to Initiate Accelerated Share Repurchase Program.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Thomas Liguori
Date: November 6, 2015	Thomas Liguori
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Fixed Dollar Accelerated Share Repurchase Transaction, dated November 6, 2015, between Advanced Energy Industries, Inc. and Morgan Stanley & Co. LLC.
99.1	Press release dated November 6, 2015 by Advanced Energy Industries, Inc., announcing “Advanced Energy to Initiate Accelerated Share Repurchase Program.”